Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Company Name
By:	/S/ ALBERT J. NEUPAVER

Albert J. Neupaver
President, Chief Executive Officer and Director
Date: May 2, 2013

By:	/S/ ALVARO GARCIA-TUNON

Alvaro Garcia-Tunon,
Executive Vice President, Chief Financial Officer

Date: May 2, 2013